Kaman Corporation Bloomfield, CT 06002 (860) 243-7100	NEWS

KAMAN ANNOUNCES JURY VERDICT IN FAVOR OF KAMAN
IN ITS BREACH OF CONTRACT SUIT AGAINST THE UNIVERSITY OF ARIZONA

BLOOMFIELD, Connecticut (May 18, 2006) - Kaman Corp. announced today that a jury verdict was reached on May 17, 2006 in the company’s breach of contract suit against the University of Arizona. The jury found in favor of Kaman on its claim that the University breached the contract between the parties and also found in favor of Kaman and against the University on the University’s counterclaim for breach of contract. No damages were awarded to either party.

Paul Kuhn, president and CEO of Kaman Corp., said: “ We are gratified that the jury has vindicated the company’s position regarding the University’s breach of contract. While it is disappointing that no damages were awarded to Kaman, there will be minimal, if any, financial statement impact to us and we believe that this matter is now behind us.”

Kaman Corp. conducts business in the aerospace, industrial distribution and music markets.

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Contact: Russell H. Jones
SVP, Chief Investment Officer & Treasurer
(860) 243-6307
rhj-corp@kaman.com